UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

HALLMARK VENTURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-56477

florida	34-2001531
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1800 N Town Center Drive, Ste 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

877-646-4833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	HLLK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 9, 2024, Hallmark Venture Group, Inc. (the “Company”) authorized the issuance of up to $500,000 in non-convertible promissory notes. The notes, when issued, will bear interest at a rate of 12% per month and will be due and payable six months after issuance. Purchasers of the notes will also be issued a common stock purchase warrant (each a “Warrant”). The warrant shall be exercisable at a price of $2.00 per share and shall expire two years after the issuance date. Also on October 9, 2024, the Company issued a $50,000 promissory note and a warrant to purchase 1,250 shares of Company common stock.

On October 31, 2024, the “Company and Creative Venture Capital LTD (“CVC”) entered into an Agreement for the Supply of Introductory Services & Financing Partners (the “CVC Agreement”) whereby CVC agreed to introduce the Company to prospective clients and business partners. In exchange for said services, CVC will receive 5% of all revenue generated by the Company as a direct result of introductions made under the CVC Agreement.

A copy of the aforementioned documents which are filed as Exhibits hereto and incorporated by reference in this Current Report on Form 8-K.

ITEM 5.02	ELECTION OF DIRECTORS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 31, 2024, Nicholas Cardosi was nominated and appointed as a Director of the Company. Nick Cardosi has spent over 12 years building and managing high-impact partnerships in search engine marketing and programmatic advertising. Throughout his career, he has held pivotal roles at Carbon DMP and Clicksco, where he was instrumental in establishing and nurturing relationships with industry giants like Yahoo, Microsoft, and Google. As Partnerships Manager at Clicksco, Nick drove significant growth by strategically aligning partnerships and securing long-term alliances with major players in the digital space.

Building on this success, Nick launched his consulting business, NDC Solutions, where he leverages his extensive network to broker valuable client partnerships. These alliances open new revenue streams and innovative solutions to complex digital challenges. His vast connections and hands-on approach make him a trusted expert known for forging partnerships that drive substantial opportunities and sustainable growth in digital advertising. Nick is also a principal of CVC.

On October 23, 2024, the Company entered into an Executive Compensation Agreement (“Agreement”) with its President and CEO, Evan Bloomberg. The Agreement has a term of 24 months and entitles Mr. Bloomberg to (i) $1,000,000 in shares of Company common stock; (ii) $340,000 in annual salary; and (iii) a tiered performance bonus based on quarterly revenues.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.01	Form of Promissory Note & Warrant Agreement
10.02	Form of Promissory Note
10.03	Form of Warrant
10.04	CVC Agreement
10.05	Executive Compensation Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2024

Hallmark Venture Group, Inc.

By:	/s/ Evan Bloomberg
Name:	Evan Bloomberg
Title:	Chief Executive Officer

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